Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Registration Statement on Form 10 of our report dated January 2, 2009 on the financial statements of Kensington Leasing, Ltd., as of September 30, 2008 and the related statements of operations, stockholders' equity (deficit)  and cash flows for the period from June 27, 2008 (inception) through September 30, 2008.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/  Gruber & Co., LLC

     By Randall Gruber

     January 13, 2009